                                    Exhibit 1

              (Information provided as of June 29, 2001 in response
                     to Items 2 through 6 of Schedule 13D)
                       Executive Officers and Directors of
            Clal Industries and Investments Ltd. ("Clal Industries")
      Address is: 3 Azrieli Center, Triangle Tower, Tel Aviv 67023, Israel
      (citizenship the same as country of residence unless otherwise noted)


Name and Address         Position in Clal      Principal Occupation
----------------         ----------------      --------------------
                         Industries
                         ----------

Leon Recanati            Chairman of the Board  Chairman of the Board
3 Azrieli Center,                               and Chief Executive
Triangle Tower,                                 Officer of IDB Holding
Tel Aviv, Israel                                Corporation Ltd. ("IDBH")

Eliahu Cohen             Director               Director and Co-Chief
3 Azrieli Center,                               Executive Officer of
Triangle Tower,                                 IDB Development
Tel Aviv, Israel

Nahum Amit               Director               Advocate
112 Igal Alon Street
Tel Aviv, Israel

Richard Armon*           Director               Chairman of Gmul
9 Mahrel Street                                 Investment Co. Ltd.
Tel Aviv, Israel

Aviezer Chelouche        Director               Advocate
41 Beeri Street
Tel Aviv, Israel

Ariel Carasso            Director               Director of Moise Carasso
26 Rival Street                                 & Sons Ltd.
Tel Aviv, Israel

Yosef Genosar            Director               Partner, ARC (an entity
111 Arlozorov Street                            involved in Business
Tel Aviv, Israel                                Promotions)

Dr. Liora Katzenstein    Director               President of ISEMI Israel
12A Meskin Street                               School of Enterprise
Tel Aviv, Israel                                Management & Innovation,
                                                branch of Swinburne
                                                University of
                                                Technologies (Australia)
                                                - Center for Innovation
                                                and Entrepreneurship World
                                                Network

                                           Page 15 of 27 pages


Name and Address         Position              Principal Occupation
----------------         --------              --------------------
David Leviatan           Director              Director of Companies
18 Mendele Street
Herzelia, Israel

Gurion Meltzer           Director              Management consultant and
44 Jabotinsky Street                           Lecturer at academic
Tel-Aviv, Israel                               institutes

Meir Shannie             President and Chief   President and Chief
3 Azrieli Center,        Executive Officer     Executive Officer (1)
Triangle Tower,
Tel Aviv, Israel

Yecheskel Dovrat         Executive Vice        Executive Vice President (2)
3 Azrieli Center,        President
Triangle Tower,
Tel Aviv, Israel

Yeoshua Agassi           V. P. Business
3 Azrieli Center,        Development
Triangle Tower,
Tel Aviv, Israel

Nitza Einan              General Counsel       General Counsel
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Gil Milner               Controller            Controller (3)
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Gonen Bieber**           VP of Finance Manager Finance Manager (4)
3 Azrieli Center,
Triangle Tower, Tel
Aviv, Israel

Doron Feinberg           Corporate Secretary   Corporate Secretary
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Ilan Amit               Internal Auditor         Internal Auditor of Clal
3 Azrieli Center,                                Industries and of subsidiaries
Triangle Tower                                   of the Clal Group
Tel Aviv, Israel

                                           Page 16 of 27 pages

*     Mr. Armon is a dual citizen of Israel and Romania.
**    Mr. Bieber is a dual citizen of Israel and the Republic of Germany.


(1)  Mr. Shannie is Director of Clal Pharm.

(2)  Mr. Dovrat is a Director of Clal Pharm.

(3)  Mr. Milner is a Director of Clal Pharm.

(4)  Mr. Bieber is a Director of Clal Pharm.





         Based on the information provided to the Reporting Persons, except as disclosed below, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D. In March 1997 Mr. Meir Shannie, pleaded guilty in the District Court in Jerusalem, Israel to a criminal charge of violating Israel's Restrictive Trade Practices Law in connection with an insurance cartel, and received a suspended sentence of ten months' imprisonment, which has lapsed, and a fine of New Israel Shekels 150,000 (approximately $37,500).

                                                             Page 17 of 27 pages